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                                                                    Exhibit 99.1

Laura Crowley                                                Gina Tetreault
General Magic, Inc.                                          General Magic, Inc.
1 + 408 774 4457                                             1 + 408 774 4420
                                                             ir@generalmagic.com

               GENERAL MAGIC ANNOUNCES FOURTH QUARTER AND YEAR-END
                                  2000 RESULTS

     SUNNYVALE, Calif. (March 7, 2001) - General Magic, Inc., (Nasdaq: GMGC), a leading provider of voice application services, today announced its operating results for the fourth quarter and year ended December 31, 2000.

     Kathie Layton, newly appointed chief executive officer and president of General Magic said, "We are sharpening our focus and implementing an aggressive business strategy that capitalizes on our technology and application expertise and the growing voice market opportunities." Ms. Layton continued, "We have taken the steps we believe necessary to produce sustainable, long-term profitable growth, and with the recent streamlining activities, we have now aligned our organizational assets to help achieve our goals."

 FINANCIAL RESULTS

     Revenue for the fourth quarter ended December 31, 2000, was $2.6 million, an increase compared to $436 thousand in the fourth quarter of 1999. The Company incurred a net loss of $8.0 million, or $0.13 per diluted share, in the fourth quarter of 2000, an improvement compared to a net loss of $22.9 million or $0.55 per diluted share, in the fourth quarter of 1999. The net loss for the fourth quarter of 2000 included an $81 thousand non-cash adjustment to accumulated deficit related to dividends on preferred stock, compared to a $12.0 million non-cash adjustment, or $0.29 per share, related to

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dividends on preferred stock and issuances of preferred stock and warrants with favorable conversion and redemption rights during the same period of 1999. Excluding the effect of one-time, non-cash adjustments associated with losses on impaired investments and non-cash adjustments for preferred stock, the Company incurred a net operating loss of $6.2 million, or $0.13 per share, for the fourth quarter 2000 compared to $10.9 million, or $0.26 per share, for the same period in 1999.

     Revenue for the twelve months ended December 31, 2000, was $10.7 million, compared to $2.5 million for the twelve months ended December 31, 1999. The Company incurred a net loss of $42.9 million, or $0.77 per diluted share, for the twelve months ended December 31, 2000, compared to a net loss of $61.2 million, or $1.56 per diluted share, for the twelve months ended December 31, 1999. The net loss for the twelve months of 2000 included a $7.8 million non-cash adjustment, or $0.14 per share, to accumulated deficit related to dividends on preferred stock and issuances of preferred stock and warrants with favorable conversion and redemption rights, compared to a $13.6 million similar adjustment, or $0.35 per share, in the same period of 1999. Excluding the effect of one-time non-cash adjustments associated with losses on impaired investments, non-cash adjustments for equity in the net losses of investments, and non-cash adjustments for preferred stock , the Company incurred a net operating loss of $32.3 million, or $0.58 per share, for the twelve months of 2000 compared to $47.6 million, or $1.22 per share, for the same period in 1999.

     Operating expenses for the fourth quarter of 2000 were $8.5 million compared to $12.0 million for the fourth quarter of 1999. For the twelve months ended December 31,

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2000, operating expenses were $43.6 million, compared to $48.0 million for the same period in 1999.

     For the twelve months ended December 31, 2000, the Company recognized an impairment loss of $2.8 million reflecting the balance of its total investments in Conita Technologies, Inc. and ICRAS Inc., formerly known as DataRover Mobile Systems, Inc.

     Cash and short-term investments totaled $19.0 million as of December 31, 2000, compared to $25.5 million as of December 30, 1999. As of December 31, 2000, there were 64.8 million shares of common stock outstanding.

RAISING ADDITIONAL CAPITAL

     On September 14, 2000, the Company announced an equity financing arrangement under which the Company intends to offer General Magic common stock for aggregate proceeds of up to $45 million. To date the Company has raised approximately $13.3 million through the Ladenburg Thalman arrangement. These securities may be offered from time to time on behalf of General Magic by the investment banking firm of Ladenburg Thalmann & Co. on a best efforts basis. General Magic will have full control over the price and terms of any sale and is under no obligation to sell any shares.

COMPANY UPDATE

     On February 21, 2001, General Magic announced the delivery of the initial feature set for OnStar's Virtual Advisor (TM). General Magic was selected by OnStar to design and host the Virtual Advisor because of its innovative and sophisticated

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technology, voice user interface (VUI) design expertise, and state-of-the-art scaleable voice platform and hosting facilities. The OnStar Virtual Advisor provides drivers with access to a personalized, voice-activated, in-vehicle connection to e-mail, sports scores, stock quotes, news and weather, simply and easily, with no screens or displays. OnStar will complete its national rollout of Virtual Advisor this spring.

ABOUT GENERAL MAGIC

     General Magic is a voice application service provider dedicated to delivering customized voice applications, hosting, and professional services to leading telecommunications, enterprise and Internet companies. With its award-winning VoiceXML-based magicTalk communications platform and years of experience, General Magic offers the premier voice user interface that combines language, personality, and logic, creating a natural conversation between people and information. General Magic creates value for its customers by building voice solutions that strengthen customer relations, deliver value-added services, and provide access to content anytime, anywhere. General Magic is headquartered in Sunnyvale, California. For additional information about General Magic, visit the company's web site at http://www.generalmagic.com.

     General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks and uncertainties are detailed in General Magic's Registration Statement on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000.

     General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.

                                      # # #

                            FINANCIAL TABLES ATTACHED
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                               GENERAL MAGIC, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                            ASSETS
                                                                                      DECEMBER 31,
                                                                                    2000           1999
                                                                                -----------    ----------
Current assets:
 Cash and cash equivalents                                                       $  12,344      $  23,045
 Short-term investments                                                              6,700          2,490
 Other current assets                                                                2,671            767
                                                                                 ---------      ---------
     Total current assets                                                           21,715         26,302
                                                                                 ---------      ---------
Property and equipment, net                                                          8,761         11,869
Other assets                                                                           497          3,534
                                                                                 ---------      ---------
     Total assets                                                                $  30,973      $  41,705
                                                                                 =========      =========

                               LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
 Accounts payable                                                                $   1,888      $   2,780
 Accrued expenses                                                                    3,763          8,018
 Deferred revenue and other current liabilities                                        280          5,895
                                                                                 ---------      ---------
     Total current liabilities                                                       5,931         16,693
Other long-term liabilities                                                          2,161          2,692
                                                                                 ---------      ---------
     Total liabilities                                                           $   8,092      $  19,385
                                                                                 =========      =========
Commitments
Redeemable, convertible Series D preferred stock,  $0.001 par value Stated at involuntary liquidation preference; Authorized: 2 shares; issued and
outstanding:  2000 -- 0; 1999 -- 1                                               $   2,023      $  10,274
Stockholders' (deficit) equity:
Convertible preferred stock, $0.001 par value
   Authorized: 482 shares; issued and outstanding:  2000 -- 55; 1999 -- 53               2              2
Common  stock,  $0.001  par  value;  authorized: 150,000 shares;
   Issued and outstanding: 2000 - 64,814; 1999 -- 43,248                                65             43
 Additional paid-in capital............................................            334,544        282,861
 Accumulated other comprehensive loss..................................                 (3)            (3)
 Accumulated deficit...................................................           (313,547)      (270,654)
                                                                                 ---------      ---------
                                                                                    21,061         12,249
 Less treasury stock, at cost: 2000-- 46; 1999-- 46....................               (203)          (203)
                                                                                 ---------      ---------
     Total stockholders' (deficit) equity..............................             20,858         12,046
                                                                                 ---------      ---------
                                                                                 $  30,973      $  41,705
                                                                                 =========      =========

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                               GENERAL MAGIC, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      YEARS ENDED DECEMBER 31,
                                                                      ------------------------
                                                            2000               1999               1998
                                                         ---------          ---------          ---------
Revenues:
 Service revenue.....................                    $  10,570          $     914          $     119
 Licensing revenue...................                           57              1,563              1,610
 Other revenue.......................                           47                  7                557
                                                         ---------          ---------          ---------
     Total revenue...................                       10,674              2,484              2,286
                                                         ---------          ---------          ---------
 Costs and expenses:
   Cost of revenue...................                        4,538                195                363
   Network operations................                        9,068              7,387              3,405
   Research and development..........                        5,846             12,071             16,022
   Selling, general and
    administrative...................                       17,834             22,976             20,642
   Depreciation and amortization.....                        6,102              4,902              3,044
   Write-off of acquired technology and
    in-process research and
    development......................                           --                 --              2,827
   Compensation expense related to stock options               172                453              1,634
                                                         ---------          ---------          ---------
     Total costs and expenses........                       43,560             47,984             47,937
                                                         ---------          ---------          ---------
Loss from operations.................                      (32,886)           (45,500)           (45,651)
Other income (expense), net..........                       (2,182)            (2,052)             6,762
                                                         ---------          ---------          ---------
Loss before income taxes.............                      (35,068)           (47,552)           (38,889)
Income taxes.........................                           38                 23                 19
                                                         ---------          ---------          ---------
     Net loss........................                      (35,106)           (47,575)           (38,908)
                                                         ---------          ---------          ---------
Favorable conversion rights on
 convertible Series A preferred stock                           --                 --             (3,665)
Favorable conversion and redemption rights on
redeemable, convertible Series B preferred stock,
favorable exercise rights on warrants and preferred             --               (112)            (8,352)
stock dividend.......................
Favorable redemption rights on redeemable,
convertible Series C preferred stock and preferred              --               (522)           (10,858)
stock dividend.......................
Favorable redemption rights on redeemable,
convertible Series D preferred stock and preferred            (160)              (602)                --
stock dividend.......................
Favorable redemption rights on redeemable,
convertible Series F preferred stock and preferred            (260)              (609)                --
stock dividend.......................
Favorable conversion rights on convertible Series G
preferred stock......................                           --            (11,734)                --
Favorable redemption rights on redeemable,
convertible Series H preferred stock.                       (7,366)                --                 --
                                                         ---------          ---------          ---------

Loss applicable to common stockholders                   $ (42,892)         $ (61,153)         $ (61,783)
                                                         =========          =========          =========
Basic and diluted loss per share.....                    $   (0.77)         $   (1.56)         $   (2.09)
                                                         =========          =========          =========
Shares used in computing per share
 amounts.............................                       55,441             39,098             29,630
                                                         =========          =========          =========

Net loss applicable to common shareholders for the year ended December 31, 2000 includes the net loss for the period and $7.8 million in adjustments to accumulated deficit related to dividends on preferred stock and issuances of preferred stock and warrants with favorable conversion and redemption rights during the period. Net loss applicable to common shareholders for the year ended December 31, 1999 includes the net loss for the period and $13.6 million in adjustments to accumulated deficit related to dividends on preferred stock and issuances of preferred stock and warrants with favorable conversion and redemption rights during the period. Net loss applicable to common shareholders for the year ended December 31, 1998 includes the net loss for the period and $22.9 million in adjustments to accumulated deficit related to dividends on preferred stock and issuances of preferred stock and warrants with favorable conversion and redemption rights during the period.